EXHIBIT 99.2


                            CERTIFICATE PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     In connection with the Quarterly Report of Delivery Now Corp. (the "Company") on Form 10-QSB for the period ending December 31,2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael Conte, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respect, the financial condition and result of operations of the Company.




/s/  Michael  Conte
--------------------------------
     Chief  Financial  Officer
     February  14,  2003